AGREEMENT
                                    ---------

                          made on the 31 of March, 1981

                                     between

THE GOVERNMENT OF ISRAEL, on behalf of the State of Israel, represented by the Assistant Director-General for Administration of the Ministry of Energy and infrastructure and the Controller of the said Ministry (hereinafter - the Government)


                                                               of the first part

                                       and

THE BEN-GURION UNIVERSITY OF THE NEGEV (The Research and Development Authority -
RDA) and ADVANCED PRODUCTS BEER SHEVA Ltd. the business arm of the RDA, jointly and severally (hereinafter - the Ben-Gurion University)

                                                              of the second part

                                       and

SOLMECS (Israel) Ltd. and the SOLMECS CORPORATION N.V., jointly and severally (hereinafter - SOLMECS)

                                                               of the third part

WHEREAS The Ben-Gurion University has conducted research and developed know-how in the field of energy utilization by means of the Liquid Metal Magnetohydrodynamic (MHD) system (hereinafter - the Research); and

WHEREAS   the  Research   indicates   potential  for  commercial   exploitation,
          particularly for the production of commercial and industrial MHD generators; and

WHEREAS after the stage where US Patent #4,191,901 was applied for, the Government financed part of the Research costs and has acquired certain rights to the same under the agreements signed between it and Ben-Gurion University; and

WHEREAS the purpose of the Government in providing the said financing and in acquiring the said rights was to ensure that the Israeli economy would benefit from the results of the Research should the same be successful; and

WHEREAS the Ben-Gurion University and SOLMECS have come to an understanding under which SOLMECS would acquire the rights to exploit commercially the Research in accordance with the provisions of the agreement attached hereto as Annex A; and


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                    MOE-BGU-SOLMECS Contract, cont. Page 2/4


WHEREAS to give full effect to the provisions of Annex A the rights to be acquired by SOLMECS include the rights of the Government in the Research and, therefore, the consent of the Government is necessary so that the Ben-Gurion University can lawfully enter into Annex A; and

WHEREAS The Ben-Gurion University and Solmecs have asked the Government to give its consent; and

WHEREAS the Government is agreeable to giving its consent provided the same would further the said purpose of the Government in participating in the financing of the Research.

NOW, THEREFORE, the parties agree as follows:

1. The Preamble and all Annexes to this Agreement constitute an integral part hereof.

2. The Government gives its consent to the Ben-Gurion University entering into Annex A with SOLMECS and consents that its rights in the Research be included among those which SOLMECS shall acquire under Annexe A, subject to the respective undertakings of SOLMECS and the Ben-Gurion University hereinafter.

3.  SOLMECS undertakes:

     3.1 to make best efforts in keeping with the sound management of the entire commercialisation venture for which it is acquiring rights as per Annex A, to maximise opportunities for Israeli Industry to produce MHD generators and components thereof and other products based on the Research should the production of such products become feasible and commercially viable;

     3.2 to build the first prototype of the MHD generator in Israel; the Government accepts and agrees that certain supplementary research activities will be sub-contracted to the Argonne National Laboratory in the U.S., or to other bodies abroad, as it is not feasible to perform them in Israel;

     3.3  to  inform  the  Government,  in  writing,  of the  manner in which it intends to commercialize its rights acquired under Annex A, particularly as regards the division of production between Israel and abroad (hereinafter - the Commercial Plan); the Commercial Plan as envisaged by SOLMECS at the time of the signing of this Agreement is appended hereto as Annex B; Solmecs shall inform the Government in writing of substantive changes in Annex B;

     3.4 to inform the Government in writing of any production done by or for Solmecs and of any licences or other production rights granted in Israel and abroad; the proceeds received by Solmecs on the same shall be submitted in an annual audited statement.


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                    MOE-BGU-SOLMECS Contract, cont. Page 3/4


4.

     4.1  For the purpose of this clause the term "Financial Support" shall mean
          - the total amount of money provided by Ben-Gurion University by the Government for the execution of the Research the nominal sum being linked to the consumer price index (including fruits and vegetables) and bearing 4% linked interest until repayment of the Financial Support in accordance with sub-clause 4.2 hereinafter; the amount of the Financial Support including linkage and interest till the 31st. March, 1981 is 645,125.12 Shekels as detailed in Annex C hereto.

          4.2.1 The Ben-Gurion University undertakes to pay the Government sums equal to 1.0% of the Sales Price (as this term is defined in Annex A) of MHD generators produced by or for SOLMECS and 5% of the income received by SOLMECS from licencing or otherwise allowing the use of rights acquired under Annex A (hereinafter - Licencing Income) until repayment of the Financial Support and thereafter sums equal to 0.3% of the Sales Price and 2% of the Licencing Income for as long as the Ben-Gurion University is entitled to receive royalties from SOLMECS under Annex A;

          4.2.2 Payments due to the Government under clause 4.2.1 hereinabove shall be made within 30 days of the date on which the Ben-Gurion University is entitled to receive payment from Solmecs under Annex A;

     4.3 The Ben-Gurion University shall make best efforts to verify the sums upon which payments are due to the Government hereunder;

          4.4.1 Solmecs guarantees the payments due to the Government under clause 4.2.1 hereinabove and shall make payment within 30 days of Ben-Gurion University being in default of payment;

          4.4.2 In the event of default, as aforesaid, the Government shall take all reasonable actions to receive payment from Solmecs as guarantor before taking action against the Ben-Gurion University.

     5.1 The representation of the Ben-Gurion University under clauses 5.01, 5.02, 5.03 and 5.04 of Annex A and the compensation undertaking toward SOLMECS under clause 7.03 thereof shall apply mutatis mutandis to the Government.

     5.2 Should rights to the Research remain with or revert to the Ben-Gurion University under clause 5.07 of Annex A and should the Ben-Gurion University not commercialize these rights within a reasonable period, the Government shall be entitled to acquire the rights with suitable compensation to be paid to the Ben-Gurion University and SOLMECS should the Government commercialize the rights.


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                    MOE-BGU-SOLMECS Contract, cont. Page 4/4


6. Disputes under this Agreement between any two or among all parties shall be referred to Arbitration under the Israeli Law of Arbitration, with a single arbitrator to be appointed by consent of the Parties to the dispute.

7.   This agreement shall be governed by the Law of the State of Israel.

8.   Stamp duties in this Agreement shall be borne by Solmecs.

9. The representatives of the Parties for the purpose of this agreement and the addresses thereof shall be:


     The Government                The Chief Scientist
                                   Ministry of Energy and Infrastructure
                                   234, Jaffa St.  Jerusalem

     Ben-Garion University         The General Manager
                                   Advanced Products Beer Sheva Ltd.
                                   P.O.B. 1023
                                   Beer-Sheve 84 110

     SOLMECS                       The Managing Director
                                   SOLMECS (Israel) Ltd.
                                   17, Negba Street
                                   Jerusalem 93 226

In Witness Whereof, the Parties hereto have set their signature on the date first above appearing

THE GOVERNMENT                       SOLMECS               BEN-GURION UNIVERSITY
--------------                       -------               ---------------------

/s/ [ILLEGIBLE]                /s/ David Schrieber             /s/ J. Schechter
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/s/ [ILLEGIBLE]
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